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                                                                    Exhibit 21.1
Subsidiaries                                                               Jurisdiction
------------                                                               ------------
 1.  Korn/Ferry International S.A.                                         Argentina
 2.  Korn/Ferry International Pty Limited                                  Australia
 3.  Korn/Ferry International Limited Niederlassung                        Austria
 4.  Korn/Ferry International S/C Ltda.                                    Brazil
 5.  Korn/Ferry Canada, Inc.                                               Canada
 6.  Korn/Ferry Montreal, Inc.                                             Canada
 7.  Korn/Ferry International, S.A.                                        Chile
 8.  Korn/Ferry International (China) Limited                              China
 9.  Korn/Ferry International spol.s.r.o                                   Czech Republic
10.  Korn/Ferry International A/S                                          Denmark
11.  Korn/Ferry International Oy                                           Finland
12.  Korn/Ferry International & Cie, S.N.C.                                France
13.  Korn/Ferry International GmbH                                         Germany
14.  Korn/Ferry International SA                                           Greece
15.  Korn/Ferry International (Asia Pacific) Limited                       Hong Kong
16.  Korn/Ferry International (H.K.) Limited                               Hong Kong
17.  Korn/Ferry International Budapest Individual
       Consulting and Service Ltd.                                         Hungary
18.  Korn/Ferry Consultants India Private Limited                          India
19.  Korn/Ferry Investment India Limited                                   India
20.  PT. Korn/Ferry International                                          Indonesia
21.  Korn/Ferry International S.R.L.                                       Italy
22.  Korn/Ferry International-Japan                                        Japan
23.  Korn/Ferry International (Korea) Limited                              Korea
24.  Agensi Pekerjaan Korn/Ferry International (Malaysia) Sdn. Bhd.        Malaysia
25.  Korn/Ferry Internacional del Norte, S.A. de C.V.                      Mexico
26.  Korn/Ferry International S.A. de C.V.                                 Mexico
27.  Korn/Ferry International B.V.                                         Netherlands
28.  Korn Ferry International NZ Limited                                   New Zealand
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Subsidiaries                                                               Jurisdiction
------------                                                               ------------
29.  Korn/Ferry International A/S                                          Norway
30.  Korn/Ferry International - Peru S.A.                                  Peru
31.  Korn/Ferry International Sp.z o.o.                                    Poland
32.  Korn/Ferry International Srl.                                         Romania
33.  Korn/Ferry International Pte. Ltd.                                    Singapore
34.  Korn/Ferry International S.A.                                         Spain
35.  Korn/Ferry International AB                                           Sweden
36.  Korn-Ferry (Switzerland) Ltd                                          Switzerland
37.  Korn-Ferry International SA                                           Switzerland
38.  Korn-Ferry S.A., Geneve                                               Switzerland
39.  REMCO Research & Management Consulting Services S.A.                  Switzerland
40.  Korn/Ferry (Thailand) Limited                                         Thailand
41.  Korn/Ferry International Executive Recruitment (Thailand) Limited     Thailand
42.  Korn/Ferry International Musavirlik Limited Sirketi                   Turkey
43.  Korn/Ferry International, Limited                                     United Kingdom
44.  Pintab Associates Limited                                             United Kingdom
45.  KFI (UK) Ltd.                                                         United Kingdom
46.  Korn/Ferry International Holding India                                United States, California
47.  KFI-LK, Inc.                                                          United States, California
48.  Korn/Ferry S.A.                                                       United States, California
49.  Pearson, Caldwell & Farnsworth, Inc.                                  United States, California
50.  Korn/Ferry International Futurestep, Inc.                             United States, Delaware
51.  Korn/Ferry International Worldwide, Inc.                              United States, Delaware
52.  JobDirect.com                                                         United States, Delaware
53.  Webb, Johnson, & Pratzer Inc.                                         United States, New York
54.  Korn/Ferry International Consultores Asociados, C.A.                  Venezuela
55.  Korn/Ferry International de Venezuela, C.A.                           Venezuela
56.  K/F Selection Venezuela, C.A.                                         Venezuela
57.  Korn.Ferry International Futurestep (Australia) Pty Ltd               Australia
58.  Korn.Ferry International Futurestep (Osrerreich) GmbH                 Austria
59.  Korn.Ferry International Futurestep (Belgium) BVVA                    Belgium
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Subsidiaries                                                               Jurisdiction
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
60.  Korn.Ferry International Futurestep (Canada) Inc.                     Canada
61.  Korn.Ferry International Futurestep (Denmark) ApS                     Denmark
62.  Korn.Ferry International Futurestep (Finland)                         Finland
63.  Korn.Ferry International Futurestep (France) SARL                     France
64.  Korn.Ferry International Futurestep (Deutschland) GmbH                Germany
65.  Korn.Ferry International Futurestep Multimedia Advertising GmbH       Germany
66.  Korn.Ferry International Futurestep (Hong Kong) Ltd                   Hong Kong
67.  Korn.Ferry International Futurestep (Ireland) Ltd                     Ireland
68.  Korn.Ferry International Futurestep (Italy) S.r.l.                    Italy
69.  Futurestep (Japan) K.K.                                               Japan
70.  Korn.Ferry International Futurestep (Luxembourg) SARL                 Luxembourg
71.  Korn.Ferry International Futurestep (Malaysia) Sdn. Bhd.              Malaysia
72.  Korn.Ferry International Futurestep (The Netherlands) B.V             Netherlands
73.  Korn.Ferry International Futurestep (Holdings) B.V.                   Netherlands
74.  Korn.Ferry International Futurestep (New Zealand) Ltd                 New Zealand
75.  Korn.Ferry International Futurestep (Norge) AS                        Norway
76.  Korn.Ferry International Futurestep (Singapore) Pte Ltd.              Singapore
77.  Futurestep (Sweden) AB                                                Sweden
78.  Korn.Ferry International Futurestep (Schweiz) Gmbh                    Switzerland
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